UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2006

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri		64116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 14, 2006, American Italian Pasta Company (the “Company”) appointed Mr. Paul Geist as the Company’s principal accounting officer. Mr. Geist, age 43, joined the Company on October 18, 2004 as Vice President/Controller. Prior to joining the Company, Mr. Geist was the Vice President/Controller for Potbelly Sandwich Works, a privately-owned restaurant company, from March 2004 to September 2004 and was an independent financial consultant from January 2003 to February 2004. Mr. Geist was employed by Westar Energy, Inc, an electric utility, from November 1999 to January 2003 serving as Senior Vice President and Chief Financial Officer from October 2001 to January 2003, and Vice President Corporate Development from February 2001 to September 2001. Mr. Geist held various positions with Westar prior to February 2001. There have been no related party transactions between the Company and Mr. Geist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	AMERICAN ITALIAN PASTA COMPANY

	By:	/s/ James P. Fogarty
James P. Fogarty
Chief Executive Officer